EXHIBIT 11

                        CAPITAL BANCORP AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE

                                              Nine Months Ended
                                                September 30,
                                                   -------


Primary                                       1995           1994
-------                                       ----           ----
Weighted average number of
     common shares outstanding             7,167,449     6,937,655
Common equivalent shares
     outstanding - options                   426,692       236,914
                                         -----------   -----------
Total common and common
     equivalent shares outstanding         7,594,141     7,174,569
                                         ===========   ===========
Net income                               $12,685,000   $10,700,000
                                         ===========   ===========
Primary earnings per share               $      1.67   $      1.49
                                         ===========   ===========

Fully diluted
-------------
Weighted average number of
     common shares outstanding             7,167,449     6,937,655
Common equivalent shares
     outstanding - options                   715,202       236,914
                                         -----------   -----------
Total common and common
     equivalent shares outstanding         7,882,651     7,174,569
                                         ===========   ===========
Net income                               $12,685,000   $10,700,000
                                         ===========   ===========
Fully diluted earnings per share         $      1.61   $      1.49
                                         ===========   ===========


                                              Threee Months Ended
                                                September 30,
                                                   -------


Primary                                       1995           1994
-------                                       ----           ----
Weighted average number of
     common shares outstanding             7,186,217     6,986,036
Common equivalent shares
     outstanding - options                   449,941       216,892
                                         -----------   -----------
Total common and common
     equivalent shares outstanding         7,636,158     7,202,928
                                         ===========   ===========
Net income                               $ 5,024,000   $ 4,194,000
                                         ===========   ===========
Primary earnings per share               $       .66   $       .58
                                         ===========   ===========

Fully diluted
-------------
Weighted average number of
     common shares outstanding             7,186,217     6,986,036
Common equivalent shares
     outstanding - options                   496,749       216,892
                                         -----------   -----------
Total common and common
     equivalent shares outstanding         7,682,966     7,202,928
                                         ===========   ===========
Net income                               $ 5,024,000   $ 4,194,000
                                         ===========   ===========
Fully diluted earnings per share         $       .65   $       .58
                                         ===========   ===========

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